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                                                                    EXHIBIT j(1)

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Trustees and Shareholders
AIM Summit Fund:

We consent to the use of our report on AIM Summit Fund dated December 3, 1999 included herein and the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Audit Reports" in the Statement of Additional Information.


/s/ KPMG LLP

KPMG LLP


Houston, Texas
June 28, 2000